UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021 (February 11, 2021)

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.1 par value	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01 REGULATION FD DISCLOSURE.

The Company provided a report to the shareholders in response to the 2020 shareholder proposal on a Form 8-K filed on August 19, 2020. At that time, the Company reported that the Nominating and Corporate Governance Committee (the “Committee”) met on August 6, 2020 and recommended amendments to its charter to directly address diversity. The Committee also considered Corporate Governance Guidelines that included a section on Board diversity. At its regularly scheduled meeting on August 6, 2020, the NHC Board of Directors (the “Board”) adopted the Committee’s proposed Amended and Restated Charter for the Committee and the Corporate Governance Guidelines. These documents have been posted on the Company website.

As part of its continuing commitment to Board diversity, at its meeting on February 11, 2021, the Committee considered and recommended the adoption of a Diversity Statement that included a best-efforts commitment to place at least one female on the Board by the 2022 shareholders’ meeting. The Board subsequently considered and adopted this Diversity Statement at its meeting on February 11, 2021, which reads as follows:

“NHC Board Diversity Statement

The NHC Board recognizes the value of appointing individual directors who bring a variety of diverse opinions, perspectives, skills, experiences, and backgrounds to its discussions and its decision-making processes. It believes that debate and healthy discussions at board meetings will be more open, balanced, and wide-ranging if some diversity can be achieved amongst its members.

The Nominating and Corporate Governance Committee has responsibility for leading the process for Board appointments and for identifying candidates for appointment to the Board. Board appointments will be considered against objective criteria, having due regard for the benefits of diversity on the Board, including gender. We remain committed to meritocracy in the Boardroom, which requires a diverse and inclusive culture. The Board considers candidates from a wide array of backgrounds, with an overriding principle that appointments be made on merit and suitability of the candidate to the specific role to be filled.

Taking this into account, it is the Board’s objective to take affirmative steps to enhance the Board’s diversity. This will be done over time, taking into account the valuable knowledge and experience of the present board members and the remaining period of their terms in office.

Accordingly, the Board plans to engage its best efforts to appoint at least one female director to the Board during the period leading up to the Company’s 2022 Shareholders’ Meeting and in connection therewith, improve the information about the diversity of its members provided in its proxy statements.

The Nominating and Corporate Governance Committee is responsible for developing objectives and methods to implement this statement and monitoring progress toward the achievement of its objectives.”

The Statement will be posted on the Company website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     February 12, 2021

NATIONAL HEALTHCARE CORPORATION

By: /s/Stephen F. Flatt
Name: Stephen F. Flatt
Title: CEO